CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 16, 2020, except for the effects of the reverse stock split described in Note 1, as to which the date is February 25, 2022, with respect to the consolidated financial statements for the year ended December 31, 2019 included in the Annual Report of Oscar Health, Inc. on Form 10-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statement on Form S-8 (File No. 333-253817).

/s/ GRANT THORNTON LLP
Hartford, Connecticut
February 25, 2022